UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

001-38248	46-3951329
(Commission File Number)	(I.R.S. Employer Identification No.)
1350 Lakeshore Drive Suite 160 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Notes Offering

On May 9, 2019, RumbleOn, Inc. (the “Company”) entered into a purchase agreement (the "Purchase Agreement") with JMP Securities LLC (“JMP Securities”) to issue and sell $30.0 million in aggregate principal amount of the Company’s 6.75% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act’) (the "Note Offering").  JMP Securities received a discount in the amount of 7% of the gross proceeds in the Note Offering. The net proceeds for the Note Offering, after deducting the initial purchaser’s discounts, advisory fees and estimated offering expenses, were approximately $27.3 million.

The Notes were issued on May 14, 2019 pursuant to an Indenture (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify JMP Securities against certain liabilities. The Notes will bear interest at 6.75% per annum, payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2019. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on May 1, 2024, unless earlier converted, redeemed or repurchased pursuant to their terms.

The initial conversion rate of the Notes is 173.9130 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), per $1,000 principal amount of the Notes, subject to adjustment (which is equivalent to an initial conversion price of approximately $5.75 per share, subject to adjustment). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding November 1, 2023, the Notes will be convertible only under the following circumstances: (1)  during any calendar quarter commencing after the calendar quarter ending on September 30, 2019 (and only during such calendar quarter), if the last reported sale price of the Class B Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2)  during the five consecutive business day period immediately following any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class B Common Stock and the conversion rate for the notes on each such trading day;(3) if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after November 1, 2023, to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the applicable conversion rate at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of such conditions. Upon conversion, the Company will pay or deliver, as the case may be, and subject to the “blocker provision” described below, either cash, shares of Class B Common Stock or a combination of cash and shares of Class B Common Stock, at the Company’s election. In addition, on or after May 14, 2020 or after the occurrence of any 30 trading day period during which the last reported sale price of the Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), the Company will make an interest make-whole payment to a converting holder equal to the sum of the present values of the scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the conversion date through the earlier of (i) the date that is two years after the conversion date and (ii) June 15, 2022 if the Notes had not been so converted. The present values of the remaining interest payments will be computed using a discount rate equal to 2.0%.

The Indenture contains a “blocker provision” which provides that no holder (other than the depositary with respect to the notes) or beneficial owner of a Note shall have the right to receive shares of the Class B Common Stock upon conversion to the extent that, following receipt of such shares, such holder or beneficial owner (together with such holder’s affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder, including any “group” of which such holder is a member) would be the beneficial owner of more than 4.99% of the outstanding shares of the Class B Common Stock;provided that if such holder or beneficial owner is so prevented from receiving any shares to which it would otherwise be entitled, the Company’s obligation to deliver such shares will not be extinguished, and the Company will deliver such shares (or any designated portion thereof) within two business days following written notice from the converting holder or beneficial owner that receipt of such shares (or any designated portion thereof) would not be prohibited by this sentence.

The Notes are not redeemable by the Company prior to the May 6, 2022. The Company may redeem for cash all or any portion of the Notes, at its option, on or after May 6, 2022 if the last reported sale price of the Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).

The Notes are subject to events of default typical for this type of instrument. If an event of default, other than an event of default in connection with certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable.

In connection with the Note Offering, on May 14, 2019, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with JMP Securities, pursuant to which the Company has agreed to file with the SEC an automatic shelf registration statement, if the Company is eligible to do so and has not already done so, and, if the Company is not eligible for an automatic shelf registration statement, then in lieu of the foregoing the Company shall file a shelf registration statement for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Notes pursuant to Rule 415 or any similar rule that may be adopted by the Commission, and use its commercially reasonable efforts to cause the shelf registration statement to become or be declared effective under the Securities Act on the day that is 120 days after the May 9, 2019.

The foregoing description is qualified in its entirety by reference to the text of the Indenture, the form of 6.75% Convertible Senior Notes due 2024, the Registration Rights Agreement and the Purchase Agreement, which are attached as Exhibits 4.1, 4.2, 4.3 and 10.1 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Class B Common Stock Offering

On May 9, 2019, the Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company agreed to sell in a private placement (the “Private Placement”) an aggregate of 1,900,000 shares of the Class B Common Stock (the “Private Placement Shares”), at a purchase price of $5.00 per share. JMP Securities served as the placement agent for the Private Placement. The Company paid JMP Securities a commission of 7% of the gross proceeds in the Private Placement. Upon closing, the net proceeds for the Private Placement, after deducting commissions and estimated offering expenses, are expected to be approximately $8.8 million.

Pursuant to the Securities Purchase Agreement, the Company has agreed to file with the SEC a registration statement with respect to the resale of the Private Placement Shares purchased by the Investors under the Securities Purchase Agreement no later than 30 days after the Placement Date, and to have such registration statement declared effective by the SEC no later than (i) 90 days after the Placement Date in the event the SEC does not review such registration statement, or, if earlier, five business days after a determination by the SEC that it will not review such registration statement, or (ii) 180 days after the Placement Date in the event the SEC does review such registration statement. In the event the Company does not file such registration statement or does not cause such registration statement to become effective by the applicable deadline or after such registration statement becomes effective it is suspended or ceases to be effective, then the Company will be required to make certain payments as liquidated damages to the Investors under the Securities Purchase Agreement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Private Placement Shares will be issued in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended, as a sale not involving any public offering.

The Private Placement and Note Offering are collectively referred to in this report as the Offerings.

Item 1.02 Termination of a Material Definitive Agreement.

Hercules Payoff

On May 14, 2019, the Company made a payment to Hercules Capital, Inc ("Hercules") of $11,134,696, representing the principal, accrued and unpaid interest, fees, costs and expenses outstanding under its Loan and Security Agreement (the "Loan Agreement") with Hercules dated April 30, 2018 (the "Hercules Indebtedness"). Upon the payment, all outstanding indebtedness and obligations of the Company owed to Hercules under the Loan Agreement were paid in full, and the Loan Agreement has been terminated. The Company used a portion of the net proceeds from the Note Offering for the Hercules Indebtedness.

The Company intends to use the remaining net proceeds from the Offerings for other general corporate purposes, which may include increased spending on marketing and advertising, and expenditures necessary to grow the business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The Notes were sold to JMP Securities LLC pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. To the extent that any shares of Class B Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of Class B Common Stock.

Item 8.01. Other Events.

On May 14, 2019, the Company issued a press release announcing the closing of the Note Offering. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated May 14, 2019, between RumbleOn, Inc. and Wilmington Trust National Association.
4.2	Form of 6.75% Convertible Senior Note due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
4.3	Registration Rights Agreement, dated May 14, 2019, between the Company and JMP Securities LLC
10.1	Purchase Agreement, dated May 9, 2019, between the Company and JMP Securities LLC
10.2	Form of Securities Purchase Agreement, dated May 9, 2019
99.1	Press Release, dated May 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: May 15, 2019	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer